UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford

Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-6600

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On April 16, 2012, ConocoPhillips announced that the following individuals have been elected to serve as the future board of directors for Phillips 66:

•

Greg C. Garland, 54. Mr. Garland will serve as chairman, president and CEO of Phillips 66. He was appointed senior vice president, Exploration and Production – Americas for ConocoPhillips in 2010. He was previously president and CEO of Chevron Phillips Chemical Company (CPChem) from 2008 to 2010, having served as senior vice president, Planning and Specialty Products, CPChem, from 2000 to 2008. Mr. Garland also was appointed to the Executive Committee of the board of directors.

•

J. Brian Ferguson, 56. Mr. Ferguson retired as chairman of Eastman Chemical Company (Eastman) in 2010 and as CEO of Eastman in 2009. He became the chairman and CEO of Eastman in 2002. He currently serves on the boards of Owens Corning and NextEra Energy Inc. Mr. Ferguson also was appointed to the Nominating and Governance Committee, the Human Resources and Compensation Committee, and the Executive Committee of the board of directors.

•

William R. Loomis Jr., 63. Mr. Loomis has been an independent financial advisor since 2009. He was a general partner and managing director of Lazard Freres & Co. from 1984 to 2002, the CEO of Lazard LLC from 2000 to 2001 and a limited managing director of Lazard LLC from 2002 to 2004. He currently serves on the boards of Pacific Capital Bancorp and Limited Brands Inc., and is also a senior advisor to Lazard LLC and China International Capital Corporation. Mr. Loomis also was appointed to the Audit and Finance Committee, the Public Policy Committee, and the Executive Committee of the board of directors.

•

John E. Lowe, 53. Mr. Lowe currently serves as assistant to the CEO of ConocoPhillips, a position he has held since 2008. He previously held a series of executive positions with ConocoPhillips, including executive vice president, Exploration & Production, from 2007 to 2008, and executive vice president, Commercial, from 2006 to 2007. Mr. Lowe also was appointed to the Public Policy Committee of the board of directors.

•

Harold W. McGraw III, 63. Mr. McGraw currently serves as chairman, president and CEO of The McGraw-Hill Companies. Prior to his service as chairman, he served as president and CEO from 1998 to 2000 and president and chief operating officer from 1993 to 1998. He currently serves on the boards of The McGraw-Hill Companies, ConocoPhillips and United Technologies Corporation. Upon completion of the repositioning he will retire from the ConocoPhillips board. Mr. McGraw also was appointed to the Nominating and Governance Committee, the Human Resources and Compensation Committee, and the Executive Committee of the board of directors.

•

Glenn F. Tilton, 63. Mr. Tilton currently serves as chairman of the Midwest of JPMorgan Chase & Co. He was chairman and CEO of United Airlines Inc. from 2002 to 2010, having previously spent more than 30 years in increasingly senior roles with Texaco Inc. including chairman and CEO in 2001. He currently serves on the boards of United Continental Holdings Inc. (as non-executive chairman), Abbot Laboratories and Corning Inc. Mr. Tilton also was appointed to the Nominating and Governance Committee and the Human Resources and Compensation Committee of the board of directors.

•

Victoria J. Tschinkel, 64. Ms. Tschinkel currently serves as chairwoman of 1000 Friends of Florida. She served as state director of the Florida Nature Conservancy from 2003 to 2006, was senior environmental consultant to Landers & Parsons, a Tallahassee, Florida law firm, from 1987 to 2002, and was the secretary of the Florida Department of Environmental Regulation from 1981 to 1987. She currently serves on the board of ConocoPhillips, from which she will retire upon completion of the repositioning. Ms. Tschinkel also was appointed to the Audit and Finance Committee, the Public Policy Committee, and the Executive Committee of the board of directors.

Each of the non-employee directors of Phillips 66 will receive compensation in accordance with plans and programs more fully described in Phillips 66’s Form 10 registration statement under the heading “Non-Employee Director Compensation” (and such description is incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS 66

/s/ Paula A. Johnson
April 17, 2012	Paula A. Johnson Corporate Secretary